Exhibit 99.1 Intervew

Interview with ERHC Energy Inc. President and CEO Peter Ntephe - December 8, 2014

Dr. Peter Ntephe, president and chief executive officer of ERHC Energy Inc., recently sat down for an interview that covered a broad range of subjects related to the Company's business activities. ERHC (OTCMKTS:ERHE) is a publicly traded American company with oil and gas assets in Sub-Saharan Africa.

What is ERHC's current focus?

ERHC has come a long way from a passive-portfolio holding company confined to one set of offshore assets in the Gulf of Guinea. We've diversified the company and taken it onshore East and Central Africa where we have made it a veritable and respected operator in its own right. Our focus is on building value by using aggressive exploration work programs to mature our onshore assets.

What is happening currently in Kenya?

We operated Kenya Block 11A successfully, according to schedule through the carrying out of a Full Tensor Gravity Gradiometry (FTG) survey and the award of seismic. That was before a farm-in to CEPSA, which took over as operator earlier this year. With the conclusion of seismic in the Block and completion of work program requirements of our first exploration phase, preparation for drilling our first exploration well is currently going on at full steam. All this has been achieved in a little over two years, which is quite quick for such work programs.

What is happening in Chad?

In Chad, ERHC continues to be the operator in Block BDS 2008. We have just completed our aero-magnetic and gravity survey, which has enhanced understanding of prospectivity in the block and our assessment of our leads, previously estimated at 200 million barrels of oil (unrisked). We are currently preparing for the award of a seismic survey contract. Given the results of the magnetic and gravity studies, we expect the seismic survey to progress our leads to drillable prospects, in which case preparation for drilling will start in Chad too.

What are your thoughts about the recent decline in ERHC's stock price?

ERHC's leadership is focused as always on the company's valuation. The drop in the price of oil on world markets, gradually from June and then more precipitously over the past three weeks, has drastically affected valuations of oil and gas E&P companies – particularly the smaller ones focused on pure exploration. ERHC is not unique in this and our challenge as management is to seek ways to alleviate the overwhelming effects of the external environment, even as we forge ahead in our work programs in Kenya and Chad.

What about the Gulf of Guinea assets?

Our legacy offshore assets in the Gulf of Guinea remain. We have not ruled out their being of continuing strategic importance to the company, even as we review their feasibility in current conditions. It is clear, however, that deep offshore exploration remains a challenge to even the biggest of companies. The possibility of getting in technically and financially capable operating partners in the short-to-medium term will, therefore, be a strong factor in deciding how we handle the offshore assets.

So you are not ready to close the book on the Joint Development Zone?

We are currently carrying out an assessment of future exploration possibilities. Just last week, we had a very important meeting with the Joint Development Authority on the state of affairs in our Blocks. While a commercial discovery has not been made, contrary to the expert expectations prior to drilling, the important geoscientific data and understandings gained through the drilling campaign will better inform future exploration in those Blocks.

Any regrets about how the JDZ was explored?

We could not be more proud of the exploration work in our JDZ blocks. We ran a classic and most efficient exploration campaign in JDZ Blocks 2, 3 and 4. ERHC attracted world-class, deep-water operating partners and formed successful consortia that carried out the most comprehensive exploration campaigns in the region till date. Over a short, six-month period, we drilled five deep-water wells across the three blocks, all the wells coming in under budget and without incident. We discovered biogenic methane gas in at least three of the wells.

What really is the ultimate goal of ERHC?

As an exploration company, our business model is to obtain exploration licenses at relatively low cost in highly prospective areas, prove up the license by means of geological and geophysical work as well as drilling and then sell the license (or indeed, the company) for a premium upon discovery. This is a high-risk but potentially high-reward business model. ERHC did not invent this model and is not unique in it. Many of the junior exploration companies worldwide are running this model. One of the best exemplars of this model in recent times is Cove Energy.

What was the story of Cove Energy?

Cove was an E&P company listed on the AIM of the London Stock Exchange. It was initially funded in June 2009. Following a huge discovery in the Rovouma field offshore Mozambique in which Cove had a small interest, the directors of the company put Cove up for sale. Cove achieved an increase in value of over 1,900 percent in a $2 billion acquisition by the Thai company PTTEP in August 2012. Cove's return on investment, in excess of $2 billion value creation in three years, made it one of 2012's most prominent public takeovers worldwide.

Can ERHC really emulate Cove?

ERHC might have achieved a similar outcome if we had different results in the JDZ, but that is why we call it a high-risk, high-reward model. Geoscience has not yet found anything near a failsafe way of determining before the first exploration well whether there will be a discovery for certain. The risks of failure are therefore quite high (in all exploration and particularly in the frontier variety), but when the rewards do come in they can be gargantuan. It is the promise of that scale of reward that still makes the exploration model a popular one in the global oil industry. It is also the promise that made us decide to persist with the pursuit but this time with an onshore focus after the results in the JDZ disappointed.

Funding the exploration model you have described is a real challenge and one of the biggest risks?

Yes. A major challenge of running the exploration model is capital. Capital sources are limited to sale of equity – either in the exploration license (by way of farmouts for cash and work-program carry) or in the company itself. Debt is not usually available to pure exploration companies because the model does not involve conventional cash flow (earnings) from operations.

How does an exploration company raise capital?

The business model we are running, involves funding by sale of equity in the licenses or in the company. The two are often mutually reinforcing. You sell some equity in the company to fund the obtaining and initial working of a license. As work progresses, you then sell some equity in the license (to which value has then been added) to fund the company's continuing expenses until you reach the point at which you can sell the license or the company at a vast premium.

How does the price of oil affect this fundraising strategy?

The value additions through the working of the license are actually predictable, as we have shown in carefully researched investor presentations, provided certain conditions are kept constant. One of these conditions is a certain level and stability in the price of oil. With a sharp drop in the price of oil, which is one of the annotated risks in the exploration model, investor appetite for exploration, both in terms of farming into licenses and in terms of buying the equity of exploration companies, drops precipitously, at least initially. Unfortunately, this has occurred in the last month in global oil markets and poses challenges for not just the small exploration companies but bigger ones.

ERHC was featured last week in the Business Daily Africa magazine regarding our plans in Kenya. Beyond the focus on us, I think the article also effectively captured how the drop in oil prices affects the capital-raising prospects for exploration by not just the juniors in the region but also the bigger companies, typified by the recent asset shedding and cost cutting by a company that has been one of the most prolific explorers in Africa in the past decade.

Why has the company been issuing convertible notes?

Prior to the tumult in oil markets, the convertibles were a quick and attractive, albeit interim, way for ERHC to raise capital for the work programs and advance the strategy of raising the valuation(s) of licenses and company. Two years ago we laid out the strategy of pursuing value through prioritizing the onshore assets. We announced that funding would be by a variety of equity-based mechanisms. The first recourse was to invite existing shareholders to participate in a rights' offering. Thereafter was the farm-out on Kenya Block 11A, which was premised on geological and geophysical work funded in part by the proceeds of the rights' offering. Given the lower-than-expected take-up of the rights offering and the need to give time for the appetites of existing shareholders to recover, other means of fundraising were called for in the interim. The quickest and most available of these, in ERHC's circumstances, were convertible notes.

How is ERHC using the money raised through convertibles?

We have used the proceeds of convertible notes to partly fund the work on Chad. That work constitutes the basis on which we expect to attract better farm-in interest on the Block.

Are the convertible notes pressuring ERHC's stock price downward?

I think it's far more nuanced than that. The current outlook on oil prices is generally affecting the valuation of exploration companies. Moreover, we have been quite conservative with convertible notes. We have total exposure to convertibles of less than $1.8 million, which in exploration company terms is a relatively low exposure indeed. Current conversion to date, as I speak is less than $400,000.

Why do you think the stock price has gone down?

Exploration companies have been hard hit by the global downturn in oil prices. This is causing major upheaval. Last week, when oil prices fell to a five-year low, with Brent coming in at a little over $67 and West Texas Intermediate as low as under $64 per barrel, we saw currencies such as the Russian ruble and the Malaysian ringgit, which are oil-dependent, fall to their lowest values since the 1998 financial crisis.

The Edison Group's analyst report issued a few days ago noted that there has been a poor 12-month performance for all oil stocks, but E&Ps have suffered particularly in the last three months as a result of the recent collapse in oil prices. It is clear on the same report that some of the worst hit companies have been African explorers with some covered companies losing as much as 97 percent over the last six months. So it may not be comforting to current shareholders, but this is a sector-wide issue.

What are your going forward strategies?

The challenge is to capitalize on the opportunities presented by the current weak oil prices as soon as the dust settles. The Edison report clearly notes that the current environment presents opportunities for investors and corporates alike. Furthermore, the emergent price dynamics could foment a shift in investor focus from shale to the conventional resources in Africa. It is therefore up to companies like ERHC to show the resilience that they have been renowned for and position to take advantage of the opportunities that present in the new world of oil prices.

Should you stop raising funds until stability returns to the oil markets?

Like most other companies in our position, we are carefully reviewing fundraising options in the context of current market conditions. However, exploration work programs are contractually unrelenting and have to be continuously funded so as to keep the licenses valid. But all these are inevitable steps on the path to the ultimate prize in the exploration business model – company and shareholder reward at a premium for investment made.

It sounds like you are full steam ahead?

It is unfortunate that the external environment – the sharp and mostly unforeseen drop in global oil prices – has affected ERHC's market valuation in the way it has. But management's focus is to respond to this challenge by continuing to pursue farm-outs in Chad, a possible further farm-down in Kenya and, simultaneously, taking advantage of the current valuation of ERHC to seek new strategic investment into the company itself.

Can you expand on that?

We believe that the current valuation of ERHC presents a fabulous opportunity for savvy investors to get access to ERHC's rich portfolio of licenses. The current replacement value of each asset, as standalone investment opportunity, might currently be higher than the market valuation of the company. This is the 'undervaluation' of a company in the classic sense. Equity markets usually overreact to events such as a drop in oil prices and this has probably been what we've seen not only with ERHC but with many of the smaller explorers at our stage of the exploration value curve.

How is this good for existing shareholders?

Most experts don't expect the price of oil to remain depressed for the long-term. So while the current situation is not ideal to us as existing shareholders, it does at least present the opportunity to attract fresh strategic investment into the company and thereby reinvigorate the strategy towards ultimate value for all. The rise and fall of global oil prices has been cyclical in the past and there is no reason to believe that the current cycle will not be reversed subsequently to the benefit of those who invest now.

If you have confidence in the future, why are you not buying stock now at the low prices?

Personally, I would love to buy up all the stock on offer, if I had the means. Of course, that should not be construed as a recommendation – it is important that investors consult with a trusted investment advisor. As a director and insider, I am currently prohibited by the blackout policy from buying any stock between the close of the last reporting period on September 30, 2014 and the filing of the Form 10-K later in December. I think the current valuation, as challenging as it is for current shareholders, is actually an opportunity to attract strategic new investment and investors into the company to re-invigorate the company's resources and strategy towards ultimate reward for both the company and its shareholders.

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in Africa and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its stockholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Cautionary Statement

This interview contains statements concerning ERHC Energy Inc.'s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future stockholders' meetings as well as other matters that are not historical facts or information. Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied. A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company's ability to exploit its commercial interests in Kenya, Chad, the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this interview. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.